FOR IMMEDIATE RELEASE

CONTACT: STEVEN J. KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC
1845 WALNUT STREET, SUITE 1000
PHILADELPHIA, PA 19103
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2004

Philadelphia, PA, December 8, 2004 — Resource America, Inc. (NASDAQ: REXI) (the “Company”) reported income from continuing operations of $7.5 million or $.40 per common share diluted and $21.5 million or $1.17 per common share diluted for the fourth quarter and fiscal year ended September 30, 2004, respectively, as compared to $1.5 million or $.09 per common share diluted and $9.9 million or $.56 per common share diluted for the fourth quarter and fiscal year ended September 30, 2003, respectively.

Pro-forma income from continuing operations in the fourth quarter and fiscal year ended September 30, 2004 was $7.7 million or $.41 per common share diluted and $22.6 million or $1.23 per common share diluted, respectively. This excludes charges of $174,000 ($115,000, net of tax) for the fourth fiscal quarter ended September 30, 2004 and $1.7 million ($1.1 million, net of tax) for the fiscal year ended September 30, 2004. The charges were in connection with the initial public offering of 19.8% of the Company’s energy subsidiary, Atlas America, Inc. (NASDAQ: ATLS) and its planned spin-off. The following table reconciles income from continuing operations to pro-forma income from continuing operations for the fourth quarter and fiscal years ended September 30, 2004 and 2003.

	Three Months Ended September 30,		Years Ended September 30,
	2004	2003	2004	2003
	(unaudited, in thousands, except per share data)
Income from continuing operations	$7,549	$1,493	$21,463	$9,878
Charge resulting from planned spin-off of Atlas
America, net of tax	115	--	1,137	--

Pro-forma income from continuing operations	$7,664	$1,493	$22,600	$9,878

Pro-forma income from continuing operations
per share diluted	$0.41	$0.09	$1.23	$0.56

Pro-forma income from continuing operations which excludes the charge for “Atlas America, Inc. planned spin-off” is not a measure of financial performance under GAAP and accordingly, should not be considered as a substitute for income from continuing operations prepared in accordance with GAAP.

In May 2004, Atlas America completed an initial public offering of 2,645,000 shares of its common stock at a price of $15.50 per common share. In connection with the offering, the Company realized a gain of $20.4 million on the sale of Atlas America, reflected solely as an increase to its stockholders’ equity and not as income. The Company received $37.0 million in the form of a tax-free dividend from the proceeds of the offering.

Net income, including the effect of discontinued operations, for the fourth quarter ended September 30, 2004 was $6.1 million or $.32 per common share diluted as compared to a net loss of $11.3 million or ($.64) per common share diluted for the fourth quarter ended September 30, 2003. Net income, including the effect of discontinued operations, for the fiscal year ended September 30, 2004 was $18.4 million or $1.01 per common share diluted as compared to a net loss of $2.9 million or ($.17) per common share diluted for the fiscal year ended September 30, 2003, an increase of $21.3 million.

Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), a non-GAAP measure, were $18.3 million and $55.7 million for the fourth quarter and fiscal year ended September 30, 2004, respectively, as compared to $8.4 million and $39.5 million for the fourth quarter and fiscal year ended September 30, 2003, respectively. The following reconciles EBITDA to the Company’s income from continuing operations for the fourth quarter and fiscal years ended September 30, 2004 and 2003.

	Three Months Ended September 30,		Years Ended September 30,
	2004	2003	2004	2003
	(in thousands)
Income from continuing operations	$7,549	$1,493	$21,463	$9,878
Plus:
Interest expense	1,636	3,177	6,616	12,789
Income taxes	4,594	882	12,025	4,649
Depreciation, depletion and amortization	4,547	2,815	15,568	12,148

EBITDA	$18,326	$8,367	$55,672	$39,464

Management of the Company believes that EBITDA provides additional information with respect to the Company’s ability to meet its debt service, capital expense and working capital requirements. EBITDA is a commonly used measure of a business’ ability to generate cash flow without consideration of its financing structure. This measure is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. It is also a financial measurement that, with certain negotiated adjustments, is reported to the Company’s banks to establish conformance with its financial covenants under its credit facilities. EBITDA is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, or cash flows from operating activities prepared in accordance with GAAP.

The Company is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, equipment leasing, structured finance and energy sectors. At September 30, 2004, the Company managed approximately $4.2 billion in these sectors as follows:

Real estate assets	$0.4 billion
Equipment leasing assets	$0.2 billion
Structured finance assets	$2.6 billion
Energy assets	$1.0 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Form–10K/A for the year ended September 30, 2003.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pschreiber@resourceamerica.com.

Highlights for the Fourth Quarter, Fiscal Year Ended September 30, 2004 and Recent Developments

REAL ESTATE:

•	In fiscal 2004, the Company resolved 12 real estate loans and real estate assets realizing net proceeds of approximately $71.6 million.
•	Resource Capital Partners, Inc., the Company’s real estate investment partnership manager, has raised $28.3 million of investor equity in three funds since it began its asset management offerings in 2003. Resource Capital manages over $100.0 million of multi-family apartment complexes and is continuing to seek new investments for its funds.
•	In November 2004, the Alex Brown building, a 475,561 square foot office building in Baltimore, Maryland, was refinanced with a $65.0 million mortgage with an interest rate of 5.5%, which replaced its previous 8.8% mortgage. The Company received $8.7 million in proceeds from this refinancing and is now positioned to sell the asset.

EQUIPMENT LEASING:

•	The Company’s wholly-owned equipment leasing subsidiary, LEAF Financial Corporation, increased its lease originations to $149.5 million in the fiscal year ended September 30, 2004, as compared to $49.0 million in the fiscal year ended September 30, 2003 (205%).
•	LEAF acquired a portfolio of small ticket leases and numerous vendor finance relationships from Premier Lease Services, L.C., on June 30, 2004 for $35.0 million.
•	In 2004, LEAF entered into new strategic relationships to provide lease financing for the customers of several major equipment vendors including Prime Clinical Systems, Inc., an electronic medical records system developer; ASAP Software, one of the largest resellers of Microsoft software; X-Ray Marketing Associates, Inc., a nationwide cooperative of radiographic imaging dealers; Cardiomedics, Inc., a manufacturer of therapeutic medical devices; and ScanSource, Inc., a national distributor of point of sale, computer and telephony equipment. LEAF originates and manages these leases for its own account and for its investors.
•	Equipment leasing assets under management increased to $164.8 million as of September 30, 2004, an increase of $101.8 million (162%) from September 30, 2003.

STRUCTURED FINANCE:

•	Trapeza, a 50% joint venture of the Company’s structured finance division, closed two additional collateralized debt obligations (“CDOs”) secured by diversified pools of trust preferred securities in fiscal 2004 and closed a third in October 2004. Total assets managed by Trapeza increased to $2.4 billion at September 30, 2004 from $1.3 billion at September 30, 2003 (83%).
•	Ischus Capital Management, LLC (“Ischus”), the Company’s wholly-owned subsidiary formed in June 2004 to manage Asset Backed Securities (“ABS”) CDOs, acquired $233.4 million of assets during the fourth quarter of the fiscal year ended September 30, 2004. Ischus priced its first CDO on October 23, 2004 and expects to close during the first quarter of fiscal 2005. The CDO is expected to be secured by $400.0 million in ABS.
•	The Trapeza partnerships and Structured Finance Fund I, a partnership recently formed by the Company to invest in the equity of the Trapeza and Ischus CDOs, raised a total of $22.9 million during fiscal 2004.
ENERGY:

•	On July 16, 2004, Atlas Pipeline Partners, L.P. (NYSE:APL), an indirect subsidiary of the Company, completed its acquisition of Spectrum Field Services, Inc., whose principal assets include 1,900 miles of natural gas pipelines and a natural gas processing facility in Velma, Oklahoma. Total consideration was $142.4 million. Permanent financing for this acquisition was provided by APL’s new $135.0 million credit facility administered by Wachovia Bank, N.A.
•	In April and July 2004, APL completed public offerings of 750,000 and 2,100,000 common units, respectively. The net proceeds of $25.2 million and $67.5 million, after deducting underwriting discounts and commissions, were utilized for the Spectrum acquisition.
•	Atlas America completed a record-breaking year of fund raising in calendar 2004, with the placement of $111.9 million of partnership units. This represents a 49% increase over calendar year 2003 funds raised of $75.1 million, which set a previous record.
•	Atlas America drilled and substantially completed 450 net wells during the fiscal year ended September 30, 2004, as compared to 282 net wells during the fiscal year ended Septembers 30, 2003. Revenues generated by well drilling activities totaled $86.9 million for the fiscal year ended September 30, 2004 as compared to $52.9 million for the fiscal year ended September 30, 2004, an increase of 64%.
•	Revenues from the production and sale of natural gas and oil for the fiscal year ended September 30, 2004 were $48.5 million, a 26% increase over the $38.6 million in gas and oil production revenues for the fiscal year ended September 30, 2003.
•	Atlas America’s stock price closed at $31.61 on December 7, 2004, an increase of $16.11 (104%) from its initial public offering price of $15.50 on May 11, 2004.
•	APL’s common unit price closed at $39.74 on December 7, 2004, an increase of $4.64 (13%) from its closing price of $35.10 on the first day of fiscal 2004.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company’s reports filed with the SEC, including quarterly reports on Form 10Q, reports on Form 8-K and annual reports on Form 10-K.

The remainder of this release contains the Company’s consolidated balance sheets, statements of operations and certain information relating to the revenues recognized and costs and expenses and other information related to the Company’s energy, equipment leasing and real estate operations during the periods indicated.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30,
	2004	2003
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$69,099	$42,818
Investments in lease assets	24,177	6,817
Accounts receivable and prepaid expenses	31,634	24,012
Assets held for sale	102,963	222,677

Total current assets	227,873	296,324
Investments in real estate loans and real estate	47,119	68,936
Investment in RAIT Investment Trust	3,026	20,511
Property and equipment, net	374,192	219,445
Other assets	28,593	19,582
Intangible assets, net	7,433	8,476
Goodwill, net of accumulated amortization of $4,532	37,470	37,470

	$725,706	$670,744

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$6,151	$60,579
Secured revolving credit facility - equipment leasing	8,487	7,168
Accounts payable	25,413	23,951
Liabilities associated with assets held for sale	65,300	141,473
Accrued liabilities	38,679	14,749
Liabilities associated with drilling contracts	29,375	22,158

Total current liabilities	173,405	270,078
Long-term debt	114,696	110,208
Deferred revenue and other liabilities	9,263	6,150
Deferred income taxes	19,677	12,878
Minority interests	150,750	43,976
Commitments and contingencies	--	--
Stockholders' equity:
Preferred stock, $1.00 par value: 1,000,000 authorized shares	--	--
Common stock, $0.01 par value: 49,000,000 authorized shares	255	255
Additional paid-in capital	247,865	227,211
Less treasury stock, at cost	(77,667)	(78,860)
Less ESOP loan receivable	(1,127)	(1,137)
Accumulated other comprehensive (loss) income	(1,575)	5,611
Retained earnings	90,164	74,374

Total stockholders' equity	257,915	227,454

	$725,706	$670,744

RESOURCE AMERICA, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Years Ended September 30,
	2004	2003	2004	2003
	(in thousands)
REVENUES:
Energy	$69,825	$29,174	$180,352	$105,262
Real estate	4,576	2,692	18,884	13,678
Equipment leasing	2,869	1,030	8,262	4,071
Equity in earnings of structured finance investees	3,495	572	7,343	1,444

	80,765	33,468	214,841	124,455
COSTS AND EXPENSES:
Energy	52,587	17,387	125,716	67,215
Real estate	5,750	2,091	15,836	4,610
Equipment leasing	2,214	2,013	8,890	5,883
Structured finance	1,026	--	2,128	--
General and administrative	1,209	2,338	7,062	6,925
Atlas America, Inc. planned spin-off	174	--	1,723	--
Depreciation, depletion and amortization	4,547	2,815	15,568	12,148
Provision for possible losses	60	300	642	1,848
Provision for legal settlements	--	--	--	1,185

	67,567	26,944	177,565	99,814

OPERATING INCOME	13,198	6,524	37,276	24,641

OTHER INCOME (EXPENSE):
Interest expense	(1,636)	(3,177)	(6,616)	(12,789)
Minority interest in Atlas Pipeline Partners, L.P.	(773)	(1,465)	(4,961)	(4,439)
Other income, net	2,738	493	9,670	7,114

	329	(4,149)	(1,907)	(10,114)

Income from continuing operations before income taxes,
minority interest, and cumulative effects of changes
in accounting principles	13,527	2,375	35,369	14,527
Provision for income taxes	4,594	882	12,025	4,649

Income from continuing operations before minority interest and
cumulative effects of changes in accounting principles	8,933	1,493	23,344	9,878
Minority interest in Atlas America, Inc., net of tax	(1,384)	--	(1,881)	--

Income from continuing operations	7,549	1,493	21,463	9,878
(Loss) income on discontinued operations, net of tax	(1,491)	1,111	(3,054)	1,088
Cumulative effects of changes in accounting principles, net of tax	--	(13,881)	--	(13,881)

NET INCOME (LOSS)	$6,058	$(11,277)	$18,409	$(2,915)

Net income (loss) per common share - basic:
From continuing operations	$0.43	$0.09	$1.23	$0.58
Discontinued operations	(0.08)	0.06	(0.17)	0.06
Cumulative effects of changes in accounting principles	--	(0.81)	--	(0.81)

Net income (loss) per common share - basic	$0.35	$(0.66)	$1.06	$(0.17)

Weighted average common shares outstanding	17,486	17,095	17,417	17,172

Net income (loss) per common share - diluted:
From continuing operations	$0.40	$0.09	$1.17	$0.56
Discontinued operations	(0.08)	0.06	(0.16)	0.06
Cumulative effects of changes in accounting principles	--	(0.79)	--	(0.79)

Net income (loss) per common share - diluted	$0.32	$(0.64)	$1.01	$(0.17)

Weighted average common shares	18,682	17,608	18,309	17,568

Results of Operations: Energy

The following tables set forth information relating to revenues recognized and costs and expenses incurred, daily production volumes, average sales prices, production costs as a percentage of natural gas and oil sales, and production costs per mcfe for our energy operations during the periods indicated:

	Three Months Ended September 30,		Years Ended September 30,
	2004	2003	2004	2003
	(in thousands)
Revenues:
Production	$13,554	$11,088	$48,526	$38,639
Well drilling	22,303	14,713	86,880	52,879
Well services	2,224	1,845	8,430	7,634
Gathering, transmission and processing	31,730	1,591	36,252	5,901
Other	14	(63)	264	209

	$69,825	$29,174	$180,352	$105,262

Costs and expenses:
Production	$2,073	$1,891	$7,289	$6,770
Exploration	(612)	400	1,549	1,715
Well drilling	19,394	12,793	75,548	45,982
Well services	1,328	931	4,399	3,774
Gathering, transmission and processing	26,103	612	27,870	2,444
Terminated acquisition	2,987	--	2,987	--
Non-direct	1,314	760	6,074	6,530

	$52,587	$17,387	$125,716	$67,215

	Three Months Ended September 30,		Years Ended September 30,
	2004	2003	2004	2003
Production revenues (in thousands):
Gas (1)	$11,743	$9,968	$42,532	$34,276
Oil	$1,763	$1,083	$5,947	$4,307
Production volumes:
Gas (mcf/day) (1) (2)	21,157	20,916	19,905	19,087
Oil (bbls/day) (2)	498	469	495	438
Total (mcfe/day) (2)	24,145	23,730	22,875	21,715
Average sales prices:
Gas (per mmcf)	$6.03	$5.18	$5.84	$4.92
Oil (per bbl)	$38.52	$25.11	$32.85	$26.91
Production costs: (3)
As a percent of sales	15%	19%	15%	18%
Per mcfe	$0.92	$0.87	$0.87	$0.84
Depletion per equivalent mcfe	$1.36	$0.95	$1.22	$1.01

(1)	Excludes sales of residual gas and sales to landowners.
(2)	As used in this discussion, “mcf” and “mmcf” mean thousand cubic feet and million cubic feet; “mcfe” and “mmcfe” means thousand cubic feet equivalent and million cubic feet equivalent, and “bbls” means barrels. Bbls are converted to mcfe using the ratio of six mcfs to one bbl.
(3)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, gathering charges and production overhead.

Results of Operations: Equipment Leasing

The following table sets forth certain information relating to the revenues and costs and expenses incurred in our equipment leasing operations during the periods indicated:

	Three Months Ended September 30,		Years Ended September 30,
	2004	2003	2004	2003
	(in thousands)
Revenues:
Leasing revenues	$649	$100	$2,597	$544
Acquisition fees	1,031	256	2,542	1,012
Management fees	1,061	697	2,462	2,421
Other	128	(23)	661	94

	$2,869	$1,030	$8,262	$4,071

Costs and expenses	$2,214	$2,013	$8,890	$5,883

Results of Operations: Real Estate

The following table sets forth information relating to the revenues recognized and costs and expenses incurred in our real estate operations during the periods indicated:

	Three Months Ended September 30,		Years Ended September 30,
	2004	2003	2004	2003
	(in thousands)
Revenues:
Interest on loans	$192	$329	$984	$6,103
Accreted discount (net of collection of interest) on loans	357	470	1,909	1,962
Gains on resolutions of loans and loan payments in excess
of the carrying value of loans	158	317	890	1,024
Fee income from sponsorship of partnerships	95	476	1,466	3,051
Rental and other income from properties	(424)	95	517	340
FIN 46 revenues	3,418	948	11,865	948
Equity in earnings of equity investees	780	57	1,253	250

	$4,576	$2,692	$18,884	$13,678

Cost and expenses:
Real estate general and administrative	$1,601	$1,361	$4,571	$3,880
FIN 46 expenses	4,149	730	11,265	730

	$5,750	$2,091	$15,836	$4,610